Exhibit 21.1

Subsidiaries of Getty Images, Inc.	Jurisdiction of Incorporation
3032097 Nova Scotia Limited	Nova Scotia
All-Sport (UK) Limited	England and Wales
Allsport Australia Pty Limited	Australia
Allsport Photographic Limited	England and Wales
Allsport Photographic Share Scheme Trustees Limited	England and Wales
Amana Europe Limited	England and Wales
Amana Germany GmbH	Germany
Amana Images Limited	England and Wales
Amana Italy S.r.l.	Italy
Bavaria Bildagentur Verwaltungsgesellschaft GmbH	Germany
Colorific Photo Library Limited	England and Wales
Digital Vision Limited	England and Wales
Digital Vision (US) Limited	England and Wales
Emerald Pix Limited {f.k.a. Getty Images (Ireland) Limited}	Ireland
Eyewire Partners Company	Nova Scotia
Eyewire Services, Inc.	Alberta
Eyewire, Inc.	Delaware
FPG Canada, Incorporated	Canada
Getty Communications Group Finance Limited	England and Wales
Getty Communications Limited	England and Wales
Getty Images (Beijing) Company Limited	People’s Republic of China
Getty Images (Canada), Inc.	Ontario, Canada
Getty Images (Ireland), Inc.	Delaware
Getty Images (Japan), Inc.	Japan
Getty Images (Management Company) LLC	California
Getty Images (Photographers), Inc.	California
Getty Images (PRC Representative Office), Inc.	Delaware
Getty Images (Seattle), Inc.	Washington
Getty Images (Thailand) Co., Ltd.	Thailand
Getty Images (UK) Limited	England and Wales
Getty Images (US), Inc.	New York
Getty Images B.V.	Holland
Getty Images Bvb.A.	Belgium
Getty Images China Holding Company (PRC)	People’s Republic of China
Getty Images Criacao e Marketing do Brasil Ltda.	Brazil
Getty Images Denmark Ap.S.	Denmark
Getty Images Deutschland GmbH	Germany
Getty Images Devco Australia Pty. Limited	Australia
Getty Images Devco Deutschland	Germany
Getty Images Devco France S.A.S.	France
Getty Images Devco Italia S.r.L.	Italy
Getty Images Devco Japan G.K.	Japan
Getty Images Devco NZ Limited	New Zealand
Getty Images Devco Spain S.L.	Spain
Getty Images Devco UK Limited	England and Wales
Getty Images do Brasil Ltda.	Brazil
Getty Images France S.A.S.	France
Getty Images Film Gmbh & Co. KG	Germany
Getty Images GmbH	Austria
Getty Images Hong Kong Limited	Hong Kong
Getty Images International Limited {f.k.a. Getty Images (Cayman) Limited}	Cayman Islands
Getty Images Limited	England and Wales
Getty Images New Zealand Ltd.	New Zealand
Getty Images News Services (PRC), Inc.	Delaware
Getty Images Pte Limited	Singapore
Getty Images Pty Ltd.	Australia

Subsidiaries of Getty Images, Inc.	Jurisdiction of Incorporation
Getty Images S.L.	Spain
Getty Images Sales Australia Pty. Limited	Australia
Getty Images Sales Hong Kong Limited	Hong Kong
Getty Images Sales Japan G.K.	Japan
Getty Images Sales NZ Limited	New Zealand
Getty Images Sales Portugal Unipessoal Lda	Portugal
Getty Images Sales Singapore Pte. Limited	Singapore
Getty Images Sales Spain S.L.	Spain
Getty Images Sweden A.B.	Sweden
Getty Images Venda de Imagens do Brasil Ltda.	Brazil
Hulton Archive Limited	England and Wales
Hulton Getty Holdings Limited	England and Wales
i/us Corporation	Ontario, Canada
Iconica Limited	England and Wales
Image One – Gestao e Comercializacao de Imagens, SA	Portugal
Imagenet Limited	England and Wales
Image.net Holdings Ltd.	England and Wales
IPL E-Pic Pty Limited	Australia
IPL Profile Pty Limited	Australia
iStock International, Inc.	Alberta
iStock US, Inc.	Delaware
iStockphoto, Inc.	Alberta
iSwoop GmbH	Germany
Jacira Ag	Switzerland
Laura Ronchi S.p.A.	Italy
MediaVast, Inc.	Delaware
MediaVast Australia Pty Limited	Australia
MediaVast Germany GmbH	Germany
MediaVast Japan KK	Japan
MediaVast UK Limited	England and Wales
MedioImages, Inc.	Delaware
Michael Ochs Archives, Ltd.	California
Mission Studios Limited	England and Wales
PFP Unlimited	Cayman Islands
Paper Thin Walls, Inc.	Delaware
Photodisc Australia Pty Limited	Australia
Photodisc Europe Limited	England and Wales
Photodisc International, Inc.	Barbados
Photonica Europe Limited	England and Wales
Photonica US, Inc.	Delaware
Pixel Images Holdings Limited	Ireland
Planet Earth Pictures Limited	England and Wales
Publisher’s Toolbox, Inc.	Wisconsin
Pump Audio, Inc.	Delaware
Punchstock (Europe) Ltd.	England and Wales
R.E.D. Image Pty Limited	Australia
Red Door Limited	Cayman Islands
Rubberball Holdings, LLC	Utah
Star Media Limited	Ireland
Stockdisc Limited	Ireland
Stone America, Inc.	Illinois
Sumer Australasia Pty Limited	Australia
The Image Bank Unit Trust	Australia
TIB Hong Kong Limited	Hong Kong
TIB London Limited	England and Wales
Tony Stone Associates Limited	England and Wales
Tony Stone Images/Canada, Inc.	Ontario, Canada
VCG Deutschland GmbH & Co. KG	Germany